UNITED STATES

SECURITES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 27, 2012

(Date of earliest reported)

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Commission File Number: 13529

Minnesota	41-1255001
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5605 Green Circle Drive, Minnetonka, Minnesota 55343

(Address of principal executive offices, including zip code)

(763) 504-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.07: Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Multiband Corporation was held on September 27, 2012. The votes cast with respect to each item of business properly presented at the meeting are as follows:

The shareholders elected each of the eight nominees to the Board of Directors to serve for one-year terms, as follows:

	For	Withheld	Abstentions	Broker Non-Vote
James L. Mandel	8,131,814	2,872,921	-	-
Steven M. Bell	6,702,279	4,302,456	-	-
Frank Bennett	8,143,320	2,861,115	-	-
Eugene Harris	8,134,320	2,870,415	-	-
Donald Miller	8,143,640	2,861,095	-	-
Peter K. Pitsch	8,134,320	2,870,415	-	-
Martin Singer	10,038,393	966,342	-	-
Stephen Kezirian	11,004,735	957,133	-	-

The shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP, as the Company’s independent registered public accounting firm for the fiscal year 2011.

For	15,500,519
Against	1,912,003
Abstain	6,637
Broker Non-Vote	N/A

The shareholders ratified the appointment of Ernst and Young, LLP, as the Company’s independent registered public accounting firm for the fiscal year 2012.

For	15,363,962
Against	2,049,684
Abstain	5,512
Broker Non-Vote	N/A

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Multiband Corporation

Date: October 1, 2012	By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer

2